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                    [LETTERHEAD OF ALSTON & BIRD APPEARS HERE]

                                                                     Exhibit 5.1
                                                                     -----------

                                March __, 1999


LHS Group Inc.
Six Concourse Parkway, Suite 2700
Atlanta, Georgia  30328

  Re:   Registration Statement on Form S-3 (No. 333-__________)

Ladies and Gentlemen:

  We have acted as legal counsel to LHS Group Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company named in Schedule I hereto (the "Selling Stockholders") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Act"), 3,735,000 shares of the Company's Common Stock, par value $.01 per share, including up to 400,000 shares subject to an over-allotment option (collectively, the "Shares"), for sale by the Selling Stockholders. Following the effectiveness of the Registration Statement, the Selling Stockholders intend to sell the Shares to the public through the agents (the "Placement Agents") named in Schedule II hereto pursuant to a placement agency agreement (the "Placement Agreement") by and among the Company, the Selling Stockholders and the Placement Agents. This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

  We have examined the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors, or committees thereof, and the stockholders of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and the proposed form of Placement Agreement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records and documents of the Company, such certificates of officers of the Company, the Selling Stockholders and/or partners thereof and public officials, and such other records and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.
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LHS Group Inc.
March  , 1999
Page 2

  As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties contained in the above-referenced certificates of officers of the Company, the Selling Stockholders and/or partners thereof and public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

  Our opinion set forth below is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other laws.

  On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that, upon due execution and delivery of the Placement Agreement by the parties thereto and upon delivery of the Shares against payment therefor as provided in the Placement Agreement, the Shares will be validly issued, fully paid and nonassessable by the Company.

  We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

  This opinion letter is being furnished by us to the Company and the Commission solely for the benefit of the Company and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by the Company or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fifth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                              Sincerely,

                              ALSTON & BIRD LLP


                              By:
                                  ----------------------------
                                  M. Hill Jeffries, a Partner
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                                  SCHEDULE I


                         General Atlantic Partners, LLC
                         Dr. Hansjorg Beha
                         Jerry W. Braxton
                         Hartmut Lademacher
                         Jon Limbird
                         Ulf Bohla
                         Erik Froberg
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                                  SCHEDULE II

                               Deutsche Bank AG

                          SG Cowen International L.P.

                      Bayerischo Hypo-und Vereinsbank AG